Calculation of Filing Fee Tables
S-3
Wave Life Sciences Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value per share	457(r)	21,184,210	$ 19.00	$ 402,499,990.00	0.0001381	$ 55,585.24
Fees to be Paid	2	Equity	Pre-funded warrants to purchase Ordinary Shares, no par value per share	457(r)	2,631,578	$ 19.00		0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 402,499,990.00		$ 55,585.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,585.24
Offering Note
[1]	(1) In accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333-283122) in accordance with Rule 456(b) and 457(r) under the Securities Act. (2) Assumes exercise in full of the underwriters' option to purchase up to 2,763,157 additional ordinary shares and includes 2,631,578 ordinary shares that are issuable upon the exercise of the pre-funded warrants referenced below. (3) Represents the sum of the offering price of $18.9999 per pre-funded warrant and the exercise price of $0.0001 per share issuable pursuant to the pre-funded warrants.

[2]	(1) In accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3ASR (File No. 333-283122) in accordance with Rule 456(b) and 457(r) under the Securities Act. (2) Pursuant to Rule 416 under the Securities Act, the pre-funded warrants to purchase ordinary shares being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions. (3) Represents the sum of the offering price of $18.9999 per pre-funded warrant and the exercise price of $0.0001 per share issuable pursuant to the pre-funded warrants. (4) Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the ordinary shares underlying the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A